Exhibit 10.2

EXECUTION COPY

GLOBALSANTAFE CORPORATION

(“Company”)

Ordinary Shares

TERMS AGREEMENT

December 14, 2005

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned agrees to sell to Lehman Brothers Inc. (the “Underwriter”), and the Underwriter agrees to purchase on the terms and subject to the conditions of the Underwriting Agreement (“Underwriting Agreement”) attached hereto, the following securities (“Offered Securities”) on the following terms:

Title: Ordinary Shares, par value $0.01 per share, of GlobalSantaFe Corporation.

Aggregate Number of Shares: 20,000,000.

Purchase Price: $48.86 per share.

Expected Reoffering Price: $49.00 per share, subject to change by the Underwriter.

Closing Date: December 19, 2005 at 10:00 a.m. (Eastern Standard Time).

Place of Delivery and Payment: Baker Botts L.L.P.; One Shell Plaza; 910 Louisiana Street, Houston, Texas 77002.

Method of and Specified Funds for Payment of Purchase Price: By wire transfer to a bank account specified by the Company in Federal (same day) funds.

Form/Method of Delivery of Offered Securities: Credit to Underwriter’s account at The Depository Trust Company.

Notice to Underwriter Shall Be Directed to:

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Fax: 646.834-8133

With a copy to:

Director of Litigation

Office of the General Counsel

Lehman Brothers Inc.

399 Park Avenue

10th Floor

New York, NY 10022

Fax: 212.520-0421

Counsel for the Underwriter: Andrews Kurth LLP.

Specified Subsidiaries: The Specified Subsidiaries are set forth on Schedule I hereto.

Applicable Time: 6:00 a.m. on the date of the Terms Agreement.

Over-allotment Provisions: None.

Lock-up Period (if any): With respect to the Company, for a period of 90 days from the date of the Terms Agreement.

Research Analyst Independence: The Company acknowledges that the Underwriter’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering to which this Agreement relates that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

The provisions of the Underwriting Agreement are incorporated herein by reference and are deemed to be a part hereof, subject to any changes or amendments to the Underwriting Agreement as set forth above.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

GLOBALSANTAFE CORPORATION

By:	/s/ James L. McCulloch
Name:	James L. McCulloch
Title:	Senior Vice President
and General Counsel

The foregoing Terms Agreement is hereby

confirmed and accepted as of the date first above

written.

Lehman Brothers Inc.

By:	/s/ David B. Andrews
Authorized Representative
David B. Andrews
Vice President

SCHEDULE I

Specified Subsidiaries

Global Marine Inc.

GlobalSantaFe Drilling Company

Applied Drilling Technology Inc.

Challenger Minerals Inc.

GlobalSantaFe Drilling Operations Inc.

GlobalSantaFe International Services Inc.

GlobalSantaFe International Drilling Corporation

GlobalSantaFe International Drilling Inc.

GlobalSantaFe Operations (BVI) Inc.

GlobalSantaFe South America LLC

GlobalSantaFe Hungary Services Limited Liability Company

GlobalSantaFe Drilling U.K. Limited

SCHEDULE II(a)

Free Writing Prospectuses

None

SCHEDULE II(b)

Exchange Act Filings on Date of Terms Agreement

None